Exhibit 99.1

vTv Therapeutics Announces 2019 First Quarter Financial Results and Update

HIGH POINT, N.C. – (BUSINESS WIRE) – May 1, 2019 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the first quarter that ended March 31, 2019, and provided an update on recent achievements and upcoming events.

“We continue to make significant progress with our operational plans and look forward to announcing in the second quarter results from part 1 of our phase 2 Simplici-T1 trial in patients with type 1 diabetes, and the initiation of a phase 2 clinical trial of azeliragon in patients with mild-Alzheimer’s disease (AD) and type 2 diabetes,” said Steve Holcombe, chief executive officer, vTv Therapeutics.

Recent Achievements and Outlook

•

Simplici-T1 Study enrolling patients with type 1 diabetes. We completed enrollment of part 1 of the phase 2 Simplici-T1 Study, a 12-week study to evaluate TTP399 as an add-on to insulin therapy for patients with type 1 diabetes, and expect to report results in June 2019. We also began screening patients in the part 2 confirmatory phase 2 and expect to report results for that portion of the study in the latter part of the first quarter of 2020. In the previous AGATA Study, a phase 2 study in type 2 diabetes patients, TTP399 demonstrated statistically significant reductions in HbA1c levels. Importantly, TTP399 has been well tolerated in all clinical studies to date with negligible incidences of hypoglycemia and hyperlipidemia and no occurrences of ketoacidosis.

•

Screening for Phase 2 clinical trial of azeliragon expected to begin in June 2019. We are performing start-up activities for a clinical trial to evaluate azeliragon as a potential treatment of mild-AD in patients with type 2 diabetes that consists of sequential phase 2 and phase 3 studies operationally conducted under a single clinical trial protocol. The phase 2 study is designed to enroll approximately 100 patients to evaluate the impact of six months of treatment with azeliragon on cognitive performance as measured by the change from baseline in the Alzheimer’s Disease Assessment Scale – Cognitive Subscale (“ADAS-COG14”). We expect to begin screening patients in June 2019 for the phase 2 clinical trial and to report top-line results from the phase 2 study by the end of the fourth quarter of 2020. The phase 3 study is designed to enroll approximately 200 patients to evaluate the efficacy of 18 months of treatment with azeliragon on cognition and global function as measured by the change from baseline in the ADAS-COG14 and Clinical Dementia Rating Scale Sum of Boxes.  The design of the phase 3 study may be adapted based on the results of the phase 2 study.

•

Publication of paper discussing the discovery and development of TTP399. In the first quarter, we announced the publication of a paper in Science Translational Medicine showcasing the discovery and development of TTP399. The paper reviewed the scientific rationale underpinning the development of TTP399 and detailed its progression from preclinical to clinical development.

First Quarter 2019 Financial Results

•	Cash Position: Cash and cash equivalents as of March 31, 2019, were $5.0 million compared to $1.7 million as of December 31, 2018.

•	R&D Expenses: Research and development expenses were $2.8 million in each of the first quarter of 2019 and the fourth quarter of 2018.

•	G&A Expenses: General and administrative expenses were $2.4 million and $2.1 million in the first quarter of 2019 and the fourth quarter of 2018, respectively.

•

Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $4.0 million for the first quarter of 2019 compared to net loss before non-controlling interest of $2.3 million for the fourth quarter of 2018.

•

Net Loss Per Share: GAAP net loss per share was $0.26 and $0.10 for the three months ended March 31, 2019 and December 31, 2018, respectively, based on weighted-average shares of 22.9 million and 17.6 million for the three month periods ended March 31, 2019 and December 31, 2018, respectively. Adjusted pro forma net loss per fully exchanged share was $0.09 and $0.06 for the three months ended March 31, 2019 and December 31, 2018, respectively, based on adjusted pro forma exchanged weighted-average shares of 46.0 million and 40.7 million for the three months ended March 31, 2019 and December 31, 2018, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,959	$1,683
Prepaid expenses and other current assets	419	666
Current deposits	34	1,124
Total current assets	5,412	3,473
Restricted cash and cash equivalents, long-term	2,500	2,500
Property and equipment, net	62	70
Operating lease right-of-use assets	246	—
Long-term investments	2,480	2,480
Long-term deposits	36	36
Total assets	$10,736	$8,559
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$6,244	$7,702
Operating lease liabilities	259	—
Current portion of deferred revenue	839	1,752
Current portion of notes payable	9,167	9,383
Total current liabilities	16,509	18,837
Notes payable, net of current portion	4,014	6,330
Deferred revenue, net of current portion	1,067	1,067
Warrant liability, related party	1,515	2,436
Other liabilities	260	260
Total liabilities	23,365	28,930
Commitments and contingencies
Redeemable noncontrolling interest	45,106	62,482
Stockholders’ deficit:
Class A Common Stock	273	203
Class B Common Stock	232	232
Additional paid-in capital	162,249	150,595
Accumulated deficit	(220,489)	(233,883)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(57,735)	(82,853)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$10,736	$8,559

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018
Revenue	$921	$4,522
Operating expenses:
Research and development	2,822	2,800
General and administrative	2,386	2,073
Total operating expenses	5,208	4,873
Operating loss	(4,287)	(351)
Interest income	10	14
Interest expense	(626)	(743)
Other income (expense), net	921	(1,248)
Loss before income taxes and noncontrolling interest	(3,982)	(2,328)
Income tax provision	—	—
Net loss before noncontrolling interest	(3,982)	(2,328)
Less: net loss attributable to noncontrolling interest	(1,827)	(1,237)
Net loss attributable to vTv Therapeutics Inc.	$(2,155)	$(1,091)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,883)	$(1,830)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.26)	$(0.10)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	22,862,907	17,635,159

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue	$921	$2,064
Operating expenses:
Research and development	2,822	8,943
General and administrative	2,386	2,255
Total operating expenses	5,208	11,198
Operating loss	(4,287)	(9,134)
Interest income	10	18
Interest expense	(626)	(855)
Other income (expense), net	921	11
Loss before income taxes and noncontrolling interest	(3,982)	(9,960)
Income tax provision	—	—
Net loss before noncontrolling interest	(3,982)	(9,960)
Less: net loss attributable to noncontrolling interest	(1,827)	(7,008)
Net loss attributable to vTv Therapeutics Inc.	$(2,155)	$(2,952)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,883)	$(2,952)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.26)	$(0.30)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	22,862,907	9,699,721

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. vTv has a pipeline of clinical drug candidates led by programs for the treatment of Alzheimer’s disease, diabetes, and inflammatory disorders.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we use adjusted pro forma earnings per fully exchanged share, which is a non-GAAP financial measure. Adjusted pro forma earnings per fully exchanged share is defined as net loss attributable to vTv Therapeutics Inc. common shareholders including the loss attributable to the non-controlling interest and assuming the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. Additionally, we have adjusted this metric for the non-cash deemed distributions that were made in connection with our letter agreements with MacAndrews & Forbes Group LLC.  We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock and excludes the impact of the non-cash deemed distribution. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of adjusted pro forma earnings per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss attributable to vTv Therapeutics Inc. common shareholders, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	March 31, 2019	December 31, 2018
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,883)	$(1,830)
Deemed distribution to related party	3,728	739
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(1,827)	(1,237)
Net loss before noncontrolling interest	$(3,982)	$(2,328)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	22,862,907	17,635,159
Assumed exchange of Class B Common Stock (1)	23,094,221	23,094,221
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	45,957,128	40,729,380
Adjusted pro forma earnings per fully exchanged share, basic and diluted	$(0.09)	$(0.06)

	Three Months Ended March 31,
	2019	2018
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,883)	$(2,952)
Deemed distribution to related party	3,728	—
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(1,827)	(7,008)
Net loss before noncontrolling interest	$(3,982)	$(9,960)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	22,862,907	9,699,721
Assumed exchange of Class B Common Stock (1)	23,094,221	23,115,631
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	45,957,128	32,815,352
Adjusted pro forma earnings per fully exchanged share, basic and diluted	$(0.09)	$(0.30)
(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

Contacts

Investors:
vTv Therapeutics Inc.
IR@vtvtherapeutics.com

or

Media:
Josh Vlasto, 212-572-5969
PR@vtvtherapeutics.com